EXHIBIT 99

UNIFY CORPORATION
NONSTATUTORY STOCK OPTION AGREEMENT
(NON-PLAN)

     THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of ______________, by and between Unify Corporation and ______________ (the “Optionee”). The Company has granted to the Optionee an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement (the “Option”).

     1.1 DEFINITIONS AND CONSTRUCTION.

          (a) Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (i) “Date of Option Grant” means ___________.

               (ii) “Number of Option Shares” means _________ shares of Stock, as adjusted from time to time pursuant to Section 9.

               (iii) “Exercise Price” means $_____ per share of Stock, as adjusted from time to time pursuant to Section 9.

               (iv) “Initial Exercise Date” means the later of the Initial Vesting Date or the date on which the Optionee’s Service commences.

               (v) “Initial Vesting Date” means ______________.

               (vi) “Option Expiration Date” means the date ten (10) years after the Date of Option Grant.

               (vii) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer this Agreement, “Board” shall also mean such Committee(s).

               (viii) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (ix) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer this Agreement and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, subject to any applicable limitations imposed by law.

               (x) “Company” means Unify Corporation, a Delaware corporation, or any successor corporation thereto.

               (xi) “Consultant” means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (xii) “Director” means a member of the Board or of the board of directors of any other Participating Company.

               (xiii) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

               (xiv) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for this purpose.

               (xv) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (xvi) “Fair Market Value” means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (1) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                    (2) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (xvii) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (xviii) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

               (xix) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

               (xx) “Securities Act” means the Securities Act of 1933, as amended.

               (xxi) “Service” means the Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, the Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the Optionee’s Vested Ratio. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

               (xxii) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 9.

               (xxiii) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

          (b) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     1.2 TAX CONSEQUENCES.

          (a) Tax Status of Option. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

     1.3 ADMINISTRATION.

     All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     1.4 EXERCISE OF THE OPTION.

          (a) Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares that are vested in accordance with the vesting schedule set forth below less the number of shares previously acquired upon any exercise of the Option.

          (b) Vesting. The Option shall vest and become exercisable as follows:

     ________________ shares shall vest on the Initial Vesting Date

     ________________ shares shall vest on the first day of each [month] thereafter for a period of _________ months.

          (c) Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

          (d) Payment of Exercise Price.

               (i) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Optionee’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by a “net exercise” pursuant to which Optionee may convert the Option into the nearest number of whole shares of Stock having a Fair Market Value equal to the difference between the Fair Market Value of all Option Shares then being exercised and the Fair Market Value of the exercise price of such Option Shares or (vi) by any combination thereof.

               (ii) Limitations on Forms of Consideration.

                    (1) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                    (2) Cashless Exercise.  A “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

                    (3) Payment by Promissory Note. No promissory note shall be permitted if the exercise of this Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          (e) Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares.

          (f) Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

          (g) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          (h) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

     1.5 NONTRANSFERABILITY OF THE OPTION.

     The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

     1.6 TERMINATION OF THE OPTION.

     The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

     1.7 EFFECT OF TERMINATION OF SERVICE.

          (a) Option Exercisability.

               (i) Disability. If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

               (ii) Death. If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within ninety (90) days after the Optionee’s termination of Service.

               (iii) Termination After Change in Control. If the Optionee’s Service ceases as a result of Termination After Change in Control, (i) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date, and (ii) the Option shall become immediately fully vested and exercisable in full.

               (iv) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within ninety (90) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

          (b) Extension if Exercise Prevented by Law.
Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.7, the Option shall remain exercisable until ninety (90) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

          (c) Extension if Optionee Subject to Section 16(b).
Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

          (d) Certain Definitions.

               (i) “Cause” shall mean any of the following: (i) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action, disruptive conduct or employment-related misconduct by the Optionee which has a detrimental effect on a Participating Company’s reputation or business, including, without limitation, conduct by the Optionee which is intended to adversely affect overall employee morale; (iv) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Optionee of any employment agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his or her duties with a Participating Company.

               (ii) “Good Reason” shall mean any one or more of the following:

                    (1) without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

                    (2) without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s Service to a location that is more than fifty (50) miles from the Optionee’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control;

                    (3) any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (1) the Optionee’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (2) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee); or

                    (4) any failure by the Participating Company Group to (1) continue to provide the Optionee with the opportunity to participate, on terms in the aggregate which are similar to those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee, in any benefit package or compensation plans and programs, including, but not limited to, the Participating Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Change in Control, or their equivalent, or (2) provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Optionee.

               (iii) “Termination After Change in Control” shall mean either of the following events occurring within twelve (12) months after a Change in Control:

                    (1) termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause; or

                    (2) the Optionee’s resignation for Good Reason from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Optionee’s death or disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

     1.8 CHANGE IN CONTROL.

          (a) Definitions.

               (i) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (ii) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          (b) Effect of Change in Control on Option. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Optionee, either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Option or substitute for the Option, and provided that the Optionee’s Service has not terminated prior to such date, any unexercised portion of the Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the Change in Control. Any exercise or vesting of the Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its discretion.

     1.9 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

     1.10 RIGHTS AS A SHAREHOLDER, EMPLOYEE OR CONSULTANT.

     The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

     1.11 STOCK DISTRIBUTION SUBJECT TO OPTION AGREEMENT

     If, from time to time, there is any stock dividend, stock split or other change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the shares subject to such security interest immediately before such event.

     1.12 LEGENDS.

     The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

     13. REPRESENTATIONS AND WARRANTIES.

     In connection with the receipt of the Option and any acquisition of shares upon the exercise thereof (collectively, the “Securities”), the Optionee hereby agrees, represents and warrants as follows:

        13.1 Investment Intent. The Optionee is acquiring the Securities solely for the Optionee’s own account for investment and not with a view to or for sale in connection with any distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Optionee further represents that the entire legal and beneficial interest of the Securities is being acquired, and will be held, for the account of the Optionee only and neither in whole nor in part for any other person.

        13.2 Absence of Solicitation. The Optionee was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

        13.3 Residence. The Optionee’s principal residence is located at the address indicated beneath the Optionee’s signature below.

        13.4 Information Concerning the Company. The Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Optionee further represents and warrants that the Optionee has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as the Optionee deems necessary and appropriate to enable the Optionee to evaluate the financial risk inherent in acquiring the Securities and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

        13.5 Economic Risk. The Optionee realizes that his acquisition of the Securities will be a highly speculative investment and that the Optionee is able, without impairing his or her financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on the Optionee’s investment.

        13.6 Capacity to Protect Interests. The Optionee has (i) a preexisting personal or business relationship with the Company or any of its officers, Directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Optionee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (ii) such knowledge and experience in financial and business matters as to make the Optionee capable of evaluating the merits and risks of an investment in the Securities and to protect the Optionee’s own interests in the transaction, or (iii) both such relationship and such knowledge and experience.

        13.7 Restricted Securities. The Optionee understands and acknowledges that:

          (a) The issuance of the Securities to the Optionee has not been registered under the Securities Act, and the Securities must be held indefinitely unless a transfer of the Securities is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Securities;

          (b) The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

        13.8 Disposition Under Rule 144. The Optionee understands that any shares acquired upon exercise of the Option will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the shares, and even then will not be available unless (a) a public trading market then exists for the Stock of the Company, (b) adequate information concerning the Company is then available to the public, and (c) other terms and conditions of Rule 144 are complied with; and that any sale of the shares may be made only in limited amounts in accordance with such terms and conditions. There can be no assurance that the requirements of Rule 144 will be met, or that the shares will ever be salable.

        13.9 Further Limitations on Disposition. Without in any way limiting the Optionee’s representations and warranties set forth above, the Optionee further agrees that the Optionee will in no event make any disposition of all or any portion of any shares which the Optionee acquires upon exercise of the Option unless:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

          (b) The Optionee will have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and either:

               (i) The Optionee will have furnished the Company with an opinion of the Optionee’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Optionee’s counsel will have been concurred in by counsel for the Company and the Company will have advised the Optionee of such concurrence; or

               (ii) The disposition is made in compliance with Rule 144 after the Optionee has furnished the Company such detailed statement and after the Company has had a reasonable opportunity to discuss the matter with the Optionee.

        13.10 Reliance by Company. The Optionee understands that the Option and any shares acquired upon exercise of the Option have not been qualified under the Corporate Securities Law of 1968, as amended, of the State of California by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s representations as expressed herein. The Optionee understands that the Company is relying on the Optionee’s representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

     14. RESTRICTIONS ON TRANSFER OF SHARES.

     No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred

     15. MISCELLANEOUS PROVISIONS.

        15.1 Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         15.2 Termination or Amendment. The Board may terminate or amend the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

         15.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

         15.4 Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         15.5 Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

         15.6 Counterparts. This Option Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

UNIFY CORPORATION

By:

Title:

Address:

     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

OPTIONEE

Date:

Optionee Address:

Optionee: ________________________

Date: ________________________

NONSTATUTORY STOCK OPTION

EXERCISE NOTICE

Unify Corporation
______________
______________
Attention: Chief Financial Officer

Ladies and Gentlemen:

       1. Exercise of Option. I was granted a nonstatutory stock option (the “Option”) to purchase shares of the common stock of Unify Corporation (the “Company”) on _________________, pursuant to a Nonstatutory Stock Option Agreement dated _______________ (the “Option Agreement”). I hereby elect to exercise the Option as to a total of __________________ shares of the common stock of the Company (the “Shares”), all of which have vested in accordance with the Option Agreement.

       2. Payments. Enclosed herewith is full payment in the aggregate amount of $_____________ (representing $_______ per share) for the Shares in the manner set forth in the Option Agreement. I authorize payroll withholding and otherwise will make adequate provision for foreign, federal state and local tax withholding obligations of the Company, if any.

       3. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon the my heirs, executors, administrators, successors and assigns.

My address of record is:

My Social Security Number is:

     I understand that I am purchasing the Shares pursuant to the terms of my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

(Optionee’s Name Printed)

Receipt of the above is hereby acknowledged.

UNIFY CORPORATION

By:

Title:

Dated: